UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2015
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HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2015, Jon Lundberg was appointed to the Board of Directors (the “Board”) of Highlands Bankshares, Inc. (the “Company”).  Mr. Lundberg is the president of The Corporate Image, a media and public relations firm headquartered in the Tri-Cities. He is also chief executive officer of Corporate Marketing, an award-winning marketing and advertising firm and a Captain in the U.S. Navy Reserve.  Mr. Lundberg is also the First District state representative for the State of Tennessee.

Mr. Lundberg has not yet been named to any committees of the Company. Mr. Lundberg was also appointed to serve on the Board of Directors of the Company’s wholly-owned subsidiary, Highlands Union Bank (the “Bank”).

Mr. Lundberg will be entitled to the same compensation as the other directors, including monthly board fees and an annual retainer, as described in the Company’s proxy statement filed in connection with the 2014 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: February 20, 2015	By:	/s/ James R. Edmondson
James R. Edmondson
Vice President - Accounting